
<ARTICLE> 5
<LEGEND>
This FDS schedule Krupp Realty Fund-V contains summary finanical information extracted from the financial statements for the quarter ended
March 31, 1995 and is qualified in its entirety by reference to such financials statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               MAR-31-1995
<CASH>                                       1,726,155
<SECURITIES>                                         0
<RECEIVABLES>                                   41,311
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             1,707,210
<PP&E>                                      74,494,764<F1>
<DEPRECIATION>                            (36,226,177)<F2>
<TOTAL-ASSETS>                              41,743,263
<CURRENT-LIABILITIES>                        4,131,339
<BONDS>                                     47,247,729<F3>
<COMMON>                                   (9,635,805)<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                41,743,263
<SALES>                                      3,601,505
<TOTAL-REVENUES>                                     0
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,711,128<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             988,533
<INCOME-PRETAX>                               (98,156)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (98,156)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (98,156)
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes apartment complexes of $73,449,133 and deferred expenses of
$1,045,631.
<F2>Includes depreciation of $35,741,241 and amortization of $484,936.
<F3>Represents mortgage notes payable.
<F4>Represents total deficit of general partners and limited partner of ($400,382)
and ($9,235,423), respecitvely.
<F5>Includes operating expenses $1,263,117, real estate tax expense $591,266 and depreication and amortization of $856,745.
<F6>Net loss allocated ($982) to the G.P.'s and ($97,174) to the L.P.'s for the 3
months ended 3/31/95. Average net income per unit of L.P. interest is ($2.76) on 35,200 units outstanding.

